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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
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               Securities Exchange Act of 1934 (Amendment No.   )

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                                THE CRONOS GROUP
              -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                THE CRONOS GROUP

           CRONOS ANNOUNCES THAT ITS BOARD REJECTS INTERPOOL PROPOSAL
                            BUT INVITES FURTHER TALKS



October 12, 1999

                                                       Contact: Elinor A. Wexler
                                              Director, Corporate Communications
                                                                  (415) 677-8990

FOR IMMEDIATE RELEASE
The Cronos Group
(NASDAQ-CRNS)
444 Market Street, 15th Floor
San Francisco, CA 94111

        San Francisco, California, October 12, 1999 - The Cronos Group announced today that its Board of Directors has rejected, as inadequate, the proposal made by Interpool, Inc. (NYSE:IPX) to acquire the Company for $5.00 per share by merger with Interpool's 50%-owned subsidiary, Container Applications International, Inc. In reaching this conclusion, the Board relied, in part, upon the opinion of its financial advisors, First Union Securities, Inc. ("First Union").

        The Board has retained First Union to assist it in considering strategic alternatives available to the Company to enhance shareholder value, including a possible sale of the Company. In his letter to the President of Interpool, Dennis J. Tietz, CEO of Cronos, advised Interpool that if it wished to pursue a transaction with Cronos on terms other than those set forth in its September 21st proposal, it should commence talks with Cronos' financial advisors, First Union. Mr. Tietz' letter to Interpool is set forth below

        "The business plan that the Company has adopted is sound and is working," commented Mr. Tietz. "We are on the road to returning this Company to profitability. The Board made the right decision in rejecting the Interpool proposal as inadequate. At the same time, we owe it to our



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shareholders to consider, in addition to remaining independent, strategic alternatives to enhance shareholder value and to provide liquidity to our shareholders."

        Mr. Tietz cautioned that despite the Board's authorization to pursue all strategic alternatives, there can be no assurance that any transaction will result from this process.

        The text of Mr. Tietz' letter to Interpool follows:




                                 October 8, 1999



Raoul Witteveen
President
Interpool, Inc.
633 Third Avenue, 17th Floor
New York, New York 10017



Dear Raoul:

               By your letter to me of September 21, 1999, you stated that Interpool, Inc. ("Interpool") was prepared to enter into good faith negotiations with The Cronos Group (the "Company") to structure an acquisition of the Company by Container Applications International, Inc., pursuant to which each shareholder of the Company would receive $5.00 per share in cash.

               You stated several conditions to your proposal and indicated that if you did not receive a "satisfactory" response by 3:00 p.m. New York City Time, the following day, September 22nd, then Interpool intended to take the proposal directly to the Company's shareholders.

               The Board of Directors of the Company has now evaluated the proposal set forth in your letter and has unanimously determined that it is



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inadequate, is not in the best interest of the Company or its shareholders, and should be rejected. In reaching this conclusion, the Board has relied, in part, upon the opinion of its financial advisors, First Union Securities, Inc. ("First Union").

               The Board has retained First Union to assist it in considering strategic alternatives available to the Company to enhance shareholder value, including a possible sale of the Company. Should you wish to pursue such a transaction with the Company on terms other than those set forth in your September 21st letter, then I invite you to contact First Union.


                                            Very truly yours,


                                            /s/ Dennis J. Tietz
                                            Chairman of the Board
                                            Chief Executive Officer

cc:     Raymond C. Groth,
        Managing Director
        First Union Securities, Inc.



                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

        The Cronos Group ("Cronos") and the following persons named below may be deemed to be "participants" in the solicitation of proxies from the shareholders of Cronos in connection with the 1999 annual meeting of shareholders and any adjournment or continuation thereof: the current directors of Cronos (Dennis J. Tietz (Chairman of the Board and Chief Executive Officer of Cronos), Maurice Taylor, Charles Tharp, and S. Nicholas Walker); the following nominees for election as directors at the 1999 annual meeting of shareholders: Peter J. Younger (Chief Financial Officer of Cronos), and Robert M. Melzer; and Elinor A. Wexler, Director, Corporate Communications of Cronos. The Board has retained director-nominee Melzer as an advisor to assist the Board in considering the strategic alternatives available to Cronos in response to the Interpool proposal.



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        Dennis J. Tietz is the Chairman of the Board and Chief Executive Officer
of Cronos and holds options to acquire 321,600 shares of Common Stock of Cronos; Peter J. Younger is the Chief Financial Officer of Cronos and holds options to acquire 10,800 shares of Common Stock of Cronos; Robert M. Melzer owns 10,000 shares of Common Stock of Cronos; and Elinor A. Wexler is Director, Corporate Communications of Cronos and holds options to acquire 5,400 shares of Common Stock of Cronos.

                        ---------------------------------

        This press release and other information concerning Cronos can be viewed at Cronos' website at www.cronos.com.







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